Contact:                      Marissa Vidaurri, Investor Relations, marissa.vidaurri@ni.com

NI Reports Revenue of $302 Million
Record Non-GAAP Operating Profit for a Second Quarter

Q2 2015 Highlights
•	Revenue of $302 million
•	Revenue was down 3 percent year over year in U.S. dollar terms and up 3 percent in constant currency terms
•	Continued broad adoption of PXI and strong growth in revenue from RF products
•	GAAP operating margin of 11 percent
•	Non-GAAP operating margin of 15 percent
•	Fully diluted GAAP EPS of $0.19 and fully diluted non-GAAP EPS of $0.25
•	EBITDA of $53 million or $0.41 per share
•	Cash and short-term investments of $423 million at June 30, 2015

AUSTIN, Texas – July 28, 2015 – NI (Nasdaq: NATI) today announced Q2 revenue of $302 million, down 3 percent year over year in U.S. dollar terms and up 3 percent year over year in constant currency terms. In Q2 2015, NI received $10 million in orders from its largest customer compared with $27 million in orders from this customer in Q2 2014. Excluding NI’s largest customer, the company’s total orders were down 1 percent for the quarter with orders under $20,000 down 2 percent year over year; orders between $20,000 and $100,000 down 5 percent year over year; and orders above $100,000 up 9 percent year over year.

“The strength of our business model allowed us to adapt to the impact of the stronger U.S. dollar during Q2, allowing us to deliver record non-GAAP operating profit for a second quarter,” said Dr. James Truchard, NI president, CEO and cofounder. “I am confident we are building the new product pipeline, channel and operational excellence necessary to drive the long-term growth and profitability of the company. I am particularly excited about our early success in 5G wireless, where our innovative technology platform is enabling researchers to prototype algorithms for next-generation wireless networks.”

GAAP net income for Q2 was $25 million, with fully diluted earnings per share (EPS) of $0.19, and non-GAAP net income was $32 million, with non-GAAP fully diluted EPS of $0.25. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $53 million, or $0.41 per share in the second quarter.

In Q2, GAAP gross margin was 75 percent and non-GAAP gross margin was 76 percent. Total GAAP operating expenses were $190 million, down 4 percent year over year. Total non-GAAP operating expenses were $184 million, down 4 percent year over year.

GAAP operating margin was 11 percent in Q2, with GAAP operating income of $35 million, up 8 percent year over year. Non-GAAP operating margin was 15 percent in Q2, with non-GAAP operating income of $45 million, up 6 percent year over year.

“Despite significant headwinds related to the strength of the U.S. dollar and the decline in the Global PMI, I am pleased to see the company deliver record non-GAAP operating profit for a second quarter. This past quarter, we continued to execute on our long-term strategy for mitigating the impact of the strengthening U.S. dollar,” said Alex Davern, NI COO and CFO. “We expect to continue to experience a drag on our revenue through Q3 because of currency headwinds and lower orders from our largest customer; however, entering Q4, we expect to have more favorable compares on both factors, which should allow the strength of our broad-based business to show through.”

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition transaction costs and restructuring charges. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Geographic revenue in U.S. dollar terms for Q2 2015 compared with Q2 2014 was up 6 percent in the Americas, flat in Europe, down 13 percent in East Asia and down 24 percent in the Emerging Markets. In constant currency terms, revenue in the Americas was up 9 percent, Europe up 14 percent, East Asia down 11 percent and the Emerging Markets down 19 percent. NI will evolve into three geographic regions: Americas; Europe, Middle East, India and Africa (EMEIA); and Asia Pacific. The company will begin reporting within these three regions next quarter. Management plans to share more insight on this regional change at its investor conference on Aug. 4 in Austin, Texas.

As of June 30, 2015, NI had $423 million in cash and short-term investments. During the quarter the company paid $25 million in dividends and used $8.5 million to repurchase 288,000 shares of NI’s common stock at an average price of $29.67 per share. The NI Board of Directors approved a quarterly dividend of $0.19 per share payable on Aug. 31, 2015, to stockholders of record on Aug. 10, 2015.

Guidance for Q3 2015

The company expects to see a significant headwind on its U.S. dollar revenue growth for Q3 2015 due to the impact of the strengthened U.S. dollar. Currently, NI expects this impact to reduce its year-over-year U.S. dollar revenue growth by approximately 700 basis points in Q3, so its constant currency growth would be seven percentage points higher than its U.S. dollar revenue growth. This estimate is based on current exchange rates, and this estimate can change as exchange rates fluctuate over the rest of the quarter.

As a result, NI currently expects Q3 revenue to be in the range of $290 million to $320 million. Included in its revenue guidance is an expectation that revenue from NI’s largest customer will be approximately $5 million in Q3, compared with $17 million in Q3 last year. At the midpoint, NI’s guidance represents a 3 percent year-over-year revenue decline in U.S. dollars and an approximately 4 percent year-over-year revenue growth in constant currency. The company currently expects that GAAP fully diluted EPS will be in the range of $0.14 to $0.26 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.20 to $0.32.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and six-month periods ending June 30, 2015 and 2014, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and six-month periods ending June 30, 2015 and 2014. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q2 2015 conference call today, July 28, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #67096636, shortly after the call through July 30 at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements regarding being confident the company is building the new product pipeline, channel and operational excellence to drive growth and profitability; being excited about NI’s early success in 5G wireless; continuing to execute on the company’s long-term strategy for mitigating the impact of the strengthening U.S. dollar; continuing to experience a drag on NI’s revenue through Q3 from currency headwinds and lower orders from its largest customer; entering Q4 expecting to have more favorable compares, which should allow the strength of NI’s broad-based business to show through; expecting to see a significant headwind on U.S. dollar revenue growth for Q3; expecting this impact to reduce NI’s year-over-year U.S. dollar revenue growth by approximately 700 basis points, so constant currency growth would be seven percentage points higher; expected revenue from NI’s largest customer in Q3; and NI’s guidance for Q3 revenue and GAAP and non-GAAP fully diluted EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in demand for NI products including orders from NI’s largest customer, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns and adverse effect of price changes and effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2014; its Form 10-Q for the quarter ended March 31, 2015; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$232,784	$274,030
Short-term investments	190,016	197,163
Accounts receivable, net	205,568	202,329
Inventories, net	187,411	173,052
Prepaid expenses and other current assets	80,885	70,075
Deferred income taxes, net	30,016	31,171
Total current assets	926,680	947,820

Property and equipment, net	264,146	264,086
Goodwill	167,491	144,325
Intangible assets, net	76,488	78,282
Other long-term assets	21,397	20,978
Total assets	$1,456,202	$1,455,491

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57,289	$58,603
Accrued compensation	27,679	33,774
Deferred revenue - current	109,514	105,964
Accrued expenses and other liabilities	12,985	14,714
Other taxes payable	36,333	34,602
Total current liabilities	243,800	247,657

Deferred income taxes	45,765	47,406
Liability for uncertain tax positions	10,280	10,127
Deferred revenue - long-term	26,705	26,452
Other long-term liabilities	10,026	6,353
Total liabilities	336,576	337,995

Stockholders' equity:
Preferred stock	-	-
Common stock	1,289	1,278
Additional paid-in capital	693,107	662,889
Retained earnings	449,023	464,993
Accumulated other comprehensive loss	(23,793)	(11,664)
Total stockholders' equity	1,119,626	1,117,496
Total liabilities and stockholders' equity	$1,456,202	$1,455,491

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales:
Product	$273,807	$288,224	$535,381	$550,488
Software maintenance	27,984	24,487	55,923	46,897
Total net sales	301,791	312,711	591,304	597,385

Cost of sales:
Product	75,621	80,642	150,502	150,263
Software maintenance	1,054	1,179	2,509	2,760
Total cost of sales	76,675	81,821	153,011	153,023

Gross profit	225,116	230,890	438,293	444,362

Operating expenses:
Sales and marketing	111,855	119,374	221,408	231,290
Research and development	55,409	55,851	115,929	111,110
General and administrative	23,165	23,640	46,136	46,113
Total operating expenses	190,429	198,865	383,473	388,513

Operating income	34,687	32,025	54,820	55,849

Other income (expense):
Interest income	341	234	694	431
Net foreign exchange loss	(577)	(603)	(2,251)	(553)
Other income, net	25	265	653	353

Income before income taxes	34,476	31,921	53,916	56,080

Provision for income taxes	9,534	7,398	13,970	12,834

Net income	$24,942	$24,523	$39,946	$43,246

Basic earnings per share	$0.19	$0.19	$0.31	$0.34
Diluted earnings per share	$0.19	$0.19	$0.31	$0.34

Weighted average shares outstanding -
basic	128,682	126,887	128,363	126,433
diluted	129,337	127,512	129,013	127,123

Dividends declared per share	$0.19	$0.15	$0.38	$0.30

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2015	2014
Cash flow from operating activities:
Net income	$39,946	$43,246
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	36,502	33,357
Stock-based compensation	12,745	12,881
Tax (benefit) expense from deferred income taxes	(1,561)	1,398
Tax benefit from stock option plans	(937)	(1,055)
Net change in operating assets and liabilities	(35,912)	(21,389)
Net cash provided by operating activities	50,783	68,438

Cash flow from investing activities:
Capital expenditures	(20,626)	(22,109)
Capitalization of internally developed software	(11,446)	(16,797)
Additions to other intangibles	(520)	(1,634)
Acquisitions, net of cash received	(24,523)	-
Purchases of short-term investments	(29,649)	(80,515)
Sales and maturities of short-term investments	36,796	79,647
Net cash used by investing activities	(49,968)	(41,408)

Cash flow from financing activities:
Proceeds from issuance of common stock	14,416	17,124
Repurchase of common stock	(8,545)	-
Dividends paid	(48,869)	(37,976)
Tax benefit from stock option plans	937	1,055
Net cash used by financing activities	(42,061)	(19,797)

Net change in cash and cash equivalents	(41,246)	7,233
Cash and cash equivalents at beginning of period	274,030	230,263
Cash and cash equivalents at end of period	$232,784	$237,496

National Instruments
Detail of GAAP Charges Related to Revenue, Stock-Based Compensation, Amortization of Acquisition Intangibles and Acquisition related transaction costs
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2015	2014	2015	2014
Stock-based compensation
Cost of sales	$472	$358	$928	$799
Sales and marketing	2,806	2,767	5,449	5,578
Research and development	2,171	2,273	4,632	4,724
General and administrative	904	930	1,735	1,780
Provision for income taxes	(1,920)	(1,797)	(3,486)	(3,633)
Total	$4,433	$4,531	$9,258	$9,248

Amortization of acquisition intangibles
Cost of sales	$2,640	$2,663	$5,215	$5,329
Sales and marketing	438	452	876	918
Research and development	318	400	662	806
Other income, net	149	167	303	337
Provision for income taxes	(1,155)	(1,216)	(2,317)	(2,440)
Total	$2,390	$2,466	$4,739	$4,950

Acquisition transaction costs and restructuring charges
Cost of sales	$232	$-	$805	$-
Sales and marketing	-	88	-	176
Research and development	-	153	-	306
General and administrative	4	42	205	107
Provision for income taxes	(82)	(99)	(331)	(206)
Total	$154	$184	$679	$383

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$225,116	$230,890	$438,293	$444,362
Stock-based compensation	472	358	928	799
Amortization of acquisition intangibles	2,640	2,663	5,215	5,329
Acquisition transaction costs and restructuring	232	-	805	-
Non-GAAP gross profit	$228,460	$233,911	$445,241	$450,490
Non-GAAP gross margin	76%	75%	75%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$190,429	$198,865	$383,473	$388,513
Stock-based compensation	(5,881)	(5,970)	(11,816)	(12,082)
Amortization of acquisition intangibles	(756)	(852)	(1,538)	(1,724)
Acquisition transaction costs and restructuring	(4)	(283)	(205)	(589)
Non-GAAP operating expenses	$183,788	$191,760	$369,914	$374,118

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$34,687	$32,025	$54,820	$55,849
Stock-based compensation	6,353	6,328	12,744	12,881
Amortization of acquisition intangibles	3,396	3,515	6,753	7,053
Acquisition transaction costs and restructuring	236	283	1,010	589
Non-GAAP operating income	$44,672	$42,151	$75,327	$76,372
Non-GAAP operating margin	15%	13%	13%	13%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$34,476	$31,921	$53,916	$56,080
Stock-based compensation	6,353	6,328	12,744	12,881
Amortization of acquisition intangibles	3,545	3,682	7,056	7,390
Acquisition transaction costs and restructuring	236	283	1,010	589
Non-GAAP income before income taxes	$44,610	$42,214	$74,726	$76,940

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
Provision for income taxes, as reported	$9,534	$7,398	$13,970	$12,834
Stock-based compensation	1,920	1,797	3,486	3,633
Amortization of acquisition intangibles	1,155	1,216	2,317	2,440
Acquisition transaction costs and restructuring	82	99	331	206
Non-GAAP provision for income taxes	$12,691	$10,510	$20,104	$19,113

National Instruments
Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income, as reported	$24,942	$24,523	$39,946	$43,246
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,433	4,531	9,258	9,248
Amortization of acquisition intangibles, net of tax effect	2,390	2,466	4,739	4,950
Acquisition transaction costs and restructuring, net of tax effect	154	184	679	383
Non-GAAP net income	$31,919	$31,704	$54,622	$57,827

Basic EPS, as reported	$0.19	$0.19	$0.31	$0.34
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.08	0.08
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.04	0.04
Impact of acquisition transaction costs and restructuring, net of tax effect	-	-	-	-
Non-GAAP basic EPS	$0.25	$0.25	$0.43	$0.46

Diluted EPS, as reported	$0.19	$0.19	$0.31	$0.34
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.07	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.04	0.04
Impact of acquisition transaction costs and restructuring, net of tax effect	-	-	-	-
Non-GAAP diluted EPS	$0.25	$0.25	$0.42	$0.45

Weighted average shares outstanding -
Basic	128,682	126,887	128,363	126,433
Diluted	129,337	127,512	129,013	127,123

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income, as reported	$24,942	$24,523	$39,946	$43,246
Adjustments to reconcile net income to EBITDA:
Interest income	(341)	(234)	(694)	(431)
Tax expense	9,534	7,398	13,970	12,834
Depreciation and amortization	18,578	16,363	36,502	33,357
EBITDA	$52,713	$48,050	$89,724	$89,006

Diluted EPS, as reported	$0.19	$0.19	$0.31	$0.34
Adjustment to reconcile diluted EPS to EBITDA
Interest income	-	-	(0.01)	-
Taxes	0.07	0.06	0.11	0.10
Depreciation and amortization	0.15	0.13	0.29	0.26
EBITDA diluted EPS	$0.41	$0.38	$0.70	$0.70

Weighted average shares outstanding - Diluted	129,337	127,512	129,013	127,123

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three months ended
	September 30, 2015

	Low	High
GAAP fully diluted EPS, guidance	$0.14	$0.26
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.20	$0.32